Exhibit (a)(1)(iv)

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ANSELL LIMITED ABN 89 004 085 330

All correspondence to:

Computershare Investor Services Pty Limited

GPO Box 52 Melbourne

Victoria 8060 AUSTRALIA

Inquiries (within United States) 1 800 506 7187

(outside United States) 61 3 9415 4000

Facsimile 61 3 9473 2471

web.queries@computershare.com.au

www.computershare.com

Withdrawal/Amendment Form

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT PLEASE CONSULT YOUR PROFESSIONAL ADVISOR.

See over for how to complete this form.

The number of Shares that you hold.	A

B	Withdrawal

☐	I/We withdraw my/our previous Acceptance Form on the conditions in the Offer document.

C	Amendment

Place the number of Ordinary Shares in this box that you wish to amend to sell through the Offer.

D	Sign Here - This section must be signed for your instructions to be executed.

Please sign within the appropriate boxes below. Instructions are on the back of this form.

Individual or Jointholder 1	Jointholder 2	Jointholder 3

Sole Director and Sole Company Secretary	Director/Company Secretary	Director

E	Enter your contact details

Please provide a telephone number so that we can reach you during business hours or if we have questions about this form.

Contact Name	Telephone Number - Business Hours / After Hours
(☐☐☐) ☐☐☐☐☐☐☐☐

Submitting your Withdrawal/Amendment Form

The way you submit your withdrawal or amendment of your Acceptance Form will depend on the type of holding you have. Holders with a HIN (X prefix) are CHESS holders and holders with an SRN (I prefix) are Issuer Sponsored Holders. Your withdrawal or amendment must be received NO LATER THAN 1.00am, New York time, or 5.00pm, Melbourne, Australia time on Friday, 12 November 2004.

THE OFFER EXPIRES AT 1.00AM, NEW YORK TIME, OR

5.00PM, MELBOURNE, AUSTRALIA TIME 12 NOVEMBER 2004 UNLESS EXTENDED

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ANSELL LIMITED

ABN 89 004 085 330

1. Withdrawing or Amending your Acceptance

Shareholders who have tendered Ordinary Shares into the Offer and who now wish to withdraw or amend their Offer Acceptance must complete this Withdrawal/Amendment Form.

2. How to complete the Withdrawal/Amendment Form

The instructions below are cross-referenced to the relevant section of this form. Please use black ink only.

A	This is the total number of Ordinary Shares you hold.

B	Mark the “Withdrawal” Box if you wish to withdraw your previous Acceptance Form and you do not wish to submit a new Acceptance.

C	If you wish to amend your previous tender or Acceptance Form and submit a replacement Acceptance, insert the number of Ordinary Shares to tender in the “Amendment” Box.

D	By signing and returning this Withdraw/Amendment Form, I/we acknowledge that I/we have read and understood the Ansell Limited Offer to Purchase and agree that my/our Acceptance/Withdrawal is made on the terms and conditions as set out in the Offer to Purchase.

You must sign this form as follows in the space provided.

Joint holders	where the holding is in more than one name all securityholders must sign.

Under Power of Attorney	to sign under the Power of Attorney, you must have already provided this document to Computershare. Alternatively, attach a certified copy of the Power of Attorney to this form when you return it.

Where this form is signed under Power of Attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.

Deceased Estate	all executors must sign and, if not already noted by Computershare, a certified copy of Probate or Letters of Administration must accompany this form.

Company	this form may be executed in accordance with section 127 of the Australian Corporations Act 2001 (or other applicable laws) or the company’s formation document or signed by an authorized officer or attorney of the company. Delete titles as applicable.

Where this document is signed by or on behalf of a company, the company represents that the company has signed the form in accordance with the company’s formation document and the

Australian Corporations Act 2001 (or other applicable laws).

E	Enter your contact details. These are not required but will assist us if we need to contact you.

3. Submitting your Withdrawal/Amendment Form

The way you submit your withdrawal or amendment of your Acceptance Form will depend on the type of holding you have. Holders with a HIN (X prefix) are CHESS holders and holders with an SRN (I prefix) are Issuer Sponsored Holders. Your withdrawal or amendment must be processed NO LATER THAN 1.00am, New York time, or 5.00pm, Melbourne, Australia time, on Friday, 12 November 2004.

CHESS Holdings

If you have a CHESS Holding, you will need to contact your controlling participant (usually your broker) in sufficient time for your controlling participant to process your Withdrawal/Amendment Form no later than 1.00am, New York time, or 5.00pm, Melbourne, Australia time, on Friday, 12 November 2004. Do not send your Withdrawal/Amendment Form to Computershare.

Issuer Sponsored Holdings

If you have an Issuer Sponsored Holding, send or hand deliver your completed Withdrawal/Amendment Form to ensure it will be received no later than 1.00am, New York time, or 5.00pm, Melbourne, Australia time, on Friday, 12 November 2004. Return the Withdrawal/Acceptance Form:

By mail to: Ansell Share Registry Computershare Investor Services Pty Limited GPO Box 52 MELBOURNE VIC 8060 AUSTRALIA	OR	In person to: Computershare Investor Services Pty Limited Yarra Falls 452 Johnston Street ABBOTSFORD VIC 3067 AUSTRALIA	OR	By facsimile to: Computershare Investor Services Pty Limited Facsimile + 61 3 9473 2471

This form relates to the Ansell Limited Offer to Purchase and should be read in conjunction with that document.

If you require further information on how to complete this form please contact the Ansell Information Agent at 1 800 506 7187

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